Exhibit 10.3
Stock Pledge Agreement

This STOCK PLEDGE AGREEMENT (this “Agreement”) is entered into as of October 16, 2015 (the “Effective Date”) by and between Typenex Co-Investment, LLC, a Utah limited liability company (the “Secured Party”), with an address of 303 East Wacker Drive, Suite 1040, Chicago, Illinois 60601, and CW Navigation, Inc., a Texas corporation (the “Pledgor”), with an address of 14019 Southwest Freeway #301-600, Sugar Land, Texas 77478.

A.           Effective as of the date hereof, the Secured Party loaned to Hydrocarb Energy Corporation, a Nevada corporation (“Company”), certain funds (the “Loan”) evidenced by that certain Secured Convertible Promissory Note of even date herewith in the face amount of $1,730,000.00 made by Company in favor of the Secured Party, a copy of which is attached hereto as Exhibit A (the “Note”).

B.           The Pledgor has agreed to pledge certain securities of Company to secure Company’s performance of its obligations under the Note and related documents.

C.           The Pledgor is an affiliate of Company and, as such, the Pledgor has a financial interest in Company, and thus will benefit from the Loan.

D.           The Secured Party is willing to purchase the Note only upon receiving the Pledgor’s pledge of securities of Company as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Grant of Security Interest. The Pledgor hereby pledges to the Secured Party as collateral and security for the Secured Obligations (as defined in Section 2) and grants a security interest in 2,100,000 shares of Company’s Common Stock owned by the Pledgor (the “Pledged Shares”), as described more specifically on Schedule 1 attached hereto, all of which Pledged Shares were issued not less than twelve (12) months prior to the date of this Agreement. The Secured Party shall have the right to exercise the rights and remedies set forth herein and in the Transaction Documents (as defined in the Note) if an Event of Default (as defined in the Note) shall occur. The Pledgor is the beneficial and record owner of the Pledged Shares. Such Pledged Shares, together with any additions, replacements, accessions or substitutes therefor or proceeds thereof, are hereinafter referred to collectively as the “Collateral”.  All of the Pledged Shares were previously pledged to Secured Party by the Pledgor pursuant to a Pledge Agreement entered into to secure amounts owed by the Company under the March Note (the “March Pledge Agreement”), which March Pledge Agreement is cancelled and terminated in connection with the parties entry into this Agreement.

2.           Secured Obligations. During the term hereof, the Collateral shall secure the performance by Company of all of its obligations under the Note and the other Transaction Documents (the “Secured Obligations”).

3.           Perfection of Security Interests.

3.1.           Within five (5) Trading Days (as defined in the Note) after the date of this Agreement, the Pledgor shall (i) deliver the original stock certificates representing the Pledged Shares together with signed irrevocable stock powers with original medallion signature guarantees annexed thereto, to the law firm of Hansen Black Anderson Ashcraft PLLC (“Escrow Agent”), who will hold the Pledged Shares in escrow pursuant to the terms of an Escrow Agreement in the form attached hereto as Exhibit B, and (ii) deliver an irrevocable instruction letter to Company’s transfer agent substantially in the form attached hereto as Exhibit C, duly executed by the Pledgor and Company (the “Instruction Letter”). The stock powers shall be delivered in a separate envelope from the Pledged Shares. Upon request, the Pledgor agrees to provide to the Secured Party such documents and instruments as may be necessary to convert the Pledged Shares into an electronic format.

3.2.           The Pledgor will, at the Pledgor’s own expense, cause to be searched the public records with respect to the Collateral and will execute, deliver, file and record (in such manner and form as the Secured Party may require), or permit the Secured Party to file and record, as the Pledgor’s attorney-in-fact, any financing statements, any carbon, photographic or other reproduction of a financing statement or this Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect or validate any security interest or to enable the Secured Party to exercise and enforce the Secured Party’s rights hereunder with respect to any of the Collateral. The Pledgor hereby appoints the Secured Party as the Pledgor’s attorney-in-fact to execute in the name and on behalf of the Pledgor such additional financing statements as the Secured Party may request.

3.3.           The Pledgor hereby authorizes the Secured Party to file one or more UCC-1 financing statements or other appropriate documents with applicable governmental agencies to evidence, perfect, and/or protect the Secured Party’s security interest in the Collateral.

4.           Assignment. In connection with the transfer of the Note in accordance with its terms, the Secured Party may assign or transfer any or all of the Secured Party’s security interest granted hereunder. Any such assignee or transferee of the Secured Party shall be vested with all of the rights and powers of the Secured Party hereunder with respect to the Collateral.

5.           Representations, Warranties and Covenants of the Pledgor.

5.1.           Title. The Pledgor hereby represents and warrants to the Secured Party as follows with respect to the Collateral:

(a)           The Pledged Shares have been duly authorized by all necessary corporate action on the part of Company and are duly authorized, validly issued, fully paid and non-assessable, and with the termination of the March Pledge Agreement, free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, and will not subject the Secured Party to personal liability by reason of being the holder thereof;

(b)           The Pledgor is the sole owner of the Collateral;

(c)           The Pledgor further agrees not to grant or create any security interest, claim, lien, pledge or other encumbrance with respect to such Collateral or attempt to sell, transfer or otherwise dispose of the Collateral, until the Secured Obligations have been paid and performed in full; and

(d)           This Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws now or hereafter in effect).

5.2.           Other.

(a)           The Pledgor fully intends to, and further intends to cause Company to, fulfill, and Company has the capability of fulfilling, the Secured Obligations to be performed by Company in accordance with the terms of the Note.

(b)           The Pledgor is not acting, and has not agreed to act, in any plan to sell or dispose of any Pledged Shares in a manner intended to circumvent the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state law.

(c)           The Pledgor has been advised by counsel of the elements of a bona-fide pledge for purposes of determining the holding period for restricted securities under Rule 144(d)(3)(iv) under the Securities Act, including the relevant U.S. Securities and Exchange Commission interpretations, and affirms that the pledge of shares by the Pledgor pursuant to this Agreement will constitute a bona-fide pledge of such shares for purposes of such Rule.

(d)           All of the Pledged Shares have been issued for not less than twelve (12) months as of the date of this Agreement.

(e)           The Pledgor will not consent to or otherwise approve of, or cause Company to consent to or otherwise approve of, or take any action that amends or alters the rights of the Pledged Shares or any other class of securities that is on parity with or senior to the Pledged Shares without the written consent of the Secured Party to such amendment. The Pledgor further covenants and agrees not to take any action that would impair the Secured Party’s rights hereunder or as a holder of the Pledged Shares without the written consent of the Secured Party.

(f)           The Pledgor paid full cash consideration for all of the Pledged Shares on or before the date that is twelve (12) months prior to the date of this Agreement.

(g)           The Pledged Shares do not conflict with Company’s organizing documents, and are expressly authorized by Company’s certificate (or articles) of incorporation.

(h)           In the event the value (determined based on the average closing trade price for Company’s Common Stock (as reported by Bloomberg, L.P.) on its principal trading market for the immediately preceding three (3) Trading Days as of any applicable date of determination (the “Market Price”)) of the Pledged Shares declines below 1.5 times the then outstanding balance of the Note (the “Required Market Value”) on any Trading Day after November 1, 2015, such shall constitute a breach of this Agreement and an Event of Default under the Note. In any such instance or upon the occurrence of any other Event of Default under the Note, within five (5) days of the Secured Party’s delivery to the Pledgor of a written request, the Pledgor covenants and agrees to pledge to the Secured Party, or to cause an affiliate or other third party to pledge to the Secured Party, sufficient additional shares of Company’s Common Stock or other collateral reasonably acceptable to the Secured Party (the “Additional Collateral”) so as to raise the total market value of the Collateral (valued at the Market Price) above the Required Market Value. For the avoidance of doubt, the Pledgor, affiliate or other third party, shall not have the right to pledge Additional Collateral except where required to pledge Additional Collateral by written request submitted by the Secured Party, which request will be submitted in the Secured Party’s sole and absolute discretion. Upon the Secured Party’s receipt of Additional Collateral following any request made pursuant to this Section, the Secured Party agrees to not bring any lawsuit or other legal action against the Pledgor or Company related to the Secured Party’s enforcement of its rights under the Note or any other Transaction Document for a period of fifteen (15) days from the date the Secured Party receives the Additional Collateral. If any Event of Default occurs or is continuing following the conclusion of such fifteen (15) day-period, the Secured Party shall be free to bring a lawsuit or take any other legal action against the Pledgor or Company, along with exercising any other rights available to the Secured Party under the Note, any other Transaction Document, at law or in equity, related to the enforcement of its rights under the Note or any other Transaction Document. Notwithstanding the foregoing, (i) at any time on or before November 1, 2015, the Pledgor may pledge Additional Collateral in any amount without needing the Secured Party’s consent; and (ii) only shares of Company’s Common Stock that have been issued for at least twelve (12) months prior to the date of the pledge may be pledged as Additional Collateral.

(i)           Upon request of the Secured Party, the Pledgor covenants to take all such actions and to execute all such certificates, instruments, agreements or documents as may be necessary to cause the Company’s transfer agent to reissue any stock certificate evidencing the Pledged Shares as two or more separate certificates as may be requested by the Secured Party.

(j)           The Pledgor, as an affiliate of Company, has a financial interest in Company, which financial interest is enhanced by the Loan to Company.

6.           Collection of Dividends and Interest. During the term of this Agreement the Secured Party is authorized to collect as additional Collateral all dividends, distributions, interest payments, and other amounts that may be, or may become, due on any of the Collateral, to be held under the terms hereof in the same manner as the Collateral.

7.           Voting Rights. During the term of this Agreement and until such time as this Agreement has terminated or the Secured Party has exercised the Secured Party’s rights under this Agreement to foreclose the Secured Party’s interest in the Collateral, the Pledgor shall have the right to exercise any voting rights evidenced by, or relating to, the Collateral.

8.           Warrants and Options. In the event that, during the term of this Agreement, subscription, spin-off, warrants, dividends, or any other rights or option shall be issued in connection with the Collateral, such warrants, dividends, rights and options shall be immediately delivered to the Secured Party to be held under the terms hereof in the same manner as the Collateral.

9.           Preservation of the Value of the Collateral. The Pledgor shall pay all taxes, charges, and assessments against the Collateral and do all acts necessary to preserve and maintain the value thereof.

10.           The Secured Party as the Pledgor’s Attorney-in-Fact.

10.1.           The Pledgor hereby irrevocably appoints the Secured Party as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, the Secured Party or otherwise, from time to time at the Secured Party’s discretion, to take any action and to execute any instrument, that the Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (i) upon the occurrence and during the continuance of an Event of Default, to receive, endorse, and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms; (ii) following the occurrence of an Event of Default, to instruct the Escrow Agent to deliver the Pledged Shares to Company’s transfer agent for reissuance in the name of the Secured Party or its designee, as set forth in more detail in the Instruction Letter; and (iii) to arrange for the transfer of the Collateral on the books of Company or any other person to the name of the Secured Party or to the name of the Secured Party’s nominee.

10.2.           In addition to the designation of the Secured Party as the Pledgor’s attorney-in-fact in Section 10.1, the Pledgor hereby irrevocably appoints the Secured Party as the Pledgor’s agent and attorney-in-fact to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where the Pledgor or Company engages in business, in order to transfer or to more effectively transfer any of the Pledged Shares or otherwise enforce the Secured Party’s rights hereunder. The Pledgor hereby acknowledges and agrees that any designation of the Secured Party as the Pledgor’s attorney-in-fact hereunder is coupled with an interest.

11.           Remedies upon Default. Upon the occurrence and during the continuance of any Event of Default:

11.1.           The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Secured Party, all the rights and remedies of a Secured Party on default under applicable law (irrespective of whether such applies to the affected items of Collateral), and the Secured Party may also without notice (except as specified below) (i) instruct Escrow Agent to deliver the Pledged Shares to the Secured Party or its designee, (ii) convert the Collateral into an electronic format to the extent the Collateral is not in an electronic format, (iii) cause Company’s transfer agent to put all certificates evidencing the Pledged Shares, if any, into the Secured Party’s name and instruct Company’s transfer agent to remove all legends from such certificates, and (iv) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, the Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ notice to the Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, the Pledgor hereby waives any claims against the Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

11.2.           The Pledgor hereby agrees that any sale or other disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the city and state where the Secured Party is located in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

11.3.           The Pledgor hereby acknowledges that the sale by the Secured Party of any Collateral pursuant to the terms hereof in compliance with the Securities Act, as well as applicable “Blue Sky” or other state securities laws, may require strict limitations as to the manner in which the Secured Party, or any subsequent transferee of the Collateral, may dispose thereof. The Pledgor acknowledges and agrees that in order to protect the Secured Party’s interest it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. The Pledgor has no objection to a sale in such a manner and agrees that the Secured Party shall have no obligation to obtain the maximum possible price for the Collateral. Without limiting the generality of the foregoing, the Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, the Secured Party may, subject to applicable law, from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Secured Party may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors reasonably believed by the Secured Party to be institutional investors or other accredited investors who might be interested in purchasing the Collateral. If the Secured Party shall solicit such offers, then the acceptance by the Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral.

11.4.           If the Collateral is traded or listed on an eligible market, OTCQB or OTC Pink, then the sale of the Collateral on the applicable eligible market or in connection with OTCQB or OTC Pink shall be deemed to be a commercially reasonable method of disposition of the Collateral.

11.5.           If the Secured Party shall determine to exercise the Secured Party’s right to sell all or any portion of the Collateral pursuant to this Section, then the Pledgor agrees that, upon request of the Secured Party, the Pledgor, at the Pledgor’s own expense, shall:

(a)           execute and deliver, or cause the officers and directors of Company to execute and deliver, to any person, entity or governmental authority as the Secured Party may choose, any and all documents and writings which, in the Secured Party’s reasonable judgment, may be necessary or appropriate for approval, or be required by, any regulatory authority located in any city, county, state or country where the Pledgor or Company engage in business, in order to transfer or to more effectively transfer the Collateral or otherwise enforce the Secured Party’s rights hereunder; and

(b)           do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor acknowledges that there is no adequate remedy at law for failure by the Pledgor to comply with the provisions of this Section 11 and that such failure would not be adequately compensable in damages, and therefore agrees that the Pledgor’s agreements contained in this Section 11 may be specifically enforced.

11.6.           THE PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME THE SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT THE PLEDGOR NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS SET FORTH IN SECTION 11.1, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

12.           Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Secured Party of the Secured Party’s remedies as a secured creditor as provided in Section 11 shall be applied from time to time by the Secured Party as follows:

12.1.           First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees and brokerage commissions related to selling any Collateral, incurred or made hereunder by the Secured Party;

12.2.           Second, to the payment to the Secured Party of the amount then owing or unpaid on the Note (to be applied first to any penalties, fees and other expenses incurred thereunder, then to accrued interest and finally to outstanding principal) and under any of the other Transaction Documents; and

12.3.           Third, any remaining Collateral that has not been converted to cash proceeds, if any, to the Pledgor, the Pledgor’s assigns, or to whosoever may be lawfully entitled to receive the same. For the avoidance of doubt, any Pledged Shares that are not sold to satisfy the Secured Obligations shall be returned to the Pledgor following the satisfaction of all of the Secured Obligations. Moreover, under no circumstance shall the Secured Party return or be required to return any cash to the Pledgor.

13.           Indemnity and Expenses. The Pledgor agrees:

13.1.           To indemnify and hold harmless the Secured Party and each of the Secured Party’s agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising out of or in connection with this Agreement or the Secured Obligations, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

13.2.           To pay and reimburse the Secured Party upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Secured Party may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder, under the Note or otherwise available to the Secured Party (whether at law, in equity or otherwise), or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof. The provisions of this Section 13.2 shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations, the termination of the commitments of the Secured Party under the Note and the termination of this Agreement.

14.           Duties of the Secured Party. The powers conferred upon the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose on the Secured Party any duty to exercise such powers. Except as provided in Section 9-207 of the Uniform Commercial Code, the Secured Party shall have no duty with respect to the Collateral or any responsibility for taking any necessary steps to preserve rights against any persons with respect to any Collateral.

15.           Amendments; Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Secured Party to exercise, and no delay in exercising any right under this Agreement, any other document or documents delivered in connection with the transactions contemplated by the Note, this Agreement or any other agreement entered into in conjunction herewith or therewith, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Transaction Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by other agreement or applicable law.

16.           Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to an executive officer, or by facsimile (with successful transmission confirmation), (b) the earlier of the date delivered or the third business day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (c) the earlier of the date delivered or the third business day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to the Pledgor:

CW Navigation, Inc.
Attn: President
14019 Southwest Freeway #301-600
Sugar Land, Texas 77478

If to the Secured Party:

Typenex Co-Investment, LLC
Attn: John M. Fife
303 East Wacker Drive, Suite 1040
Chicago, Illinois  60601

with a copy to (which shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC
Attn: Jonathan K. Hansen
3051 West Maple Loop Drive, Suite 325
Lehi, Utah 84043

17.           Continuing Security Interest; Term. This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until the indefeasible payment and performance in full of all the Secured Obligations; (b) be binding upon the Pledgor and the Pledgor’s successors and assigns; and (c) inure to the benefit of the Secured Party and the Secured Party’s successors, transferees, and assigns. Upon the indefeasible payment and performance in full of all of the Secured Obligations, the security interests granted herein shall automatically terminate, all rights to the Collateral shall revert to the Pledgor and the term of this Agreement shall end. Upon any such termination, the Secured Party, at the Pledgor’s expense, shall execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination. Such documents shall be prepared by the Pledgor and shall be in form and substance reasonably satisfactory to the Secured Party. Notwithstanding any other provision contained herein, all provisions of this Agreement that by their nature are intended to survive the termination of this Agreement shall so survive such termination.

18.           Security Interest Absolute. To the maximum extent permitted by law, all rights of the Secured Party, all security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

18.1.           any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Transaction Documents;

18.2.           any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Transaction Documents, or any other agreement or instrument relating thereto;

18.3.           any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

18.4.           any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Pledgor.

19.           Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

20.           Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted by law and the balance of this Agreement shall remain in full force and effect.

21.           Counterparts; Electronic Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or email also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

22.           Waiver of Marshaling. Each of the Pledgor and the Secured Party acknowledges and agrees that in exercising any rights under or with respect to the Collateral: (a) the Secured Party is under no obligation to marshal any Collateral; (b) may, in the Secured Party’s absolute discretion, realize upon the Collateral in any order and in any manner the Secured Party so elects; and (c) may, in the Secured Party’s absolute discretion, apply the proceeds of any or all of the Collateral to the Secured Obligations in any order and in any manner the Secured Party so elects. The Pledgor and the Secured Party waive any right to require the marshaling of any of the Collateral.

23.           Ownership Limitation. Notwithstanding the provisions of this Agreement, in no event shall the Secured Party own Pledged Shares to the extent that, after taking into account the Common Stock of Company then owned by the Secured Party and the Secured Party’s affiliates, would result in the beneficial ownership by the Secured Party and the Secured Party’s affiliates of Common Stock in excess of 9.99% of the outstanding Common Stock of Company (the “Maximum Percentage”). For purposes of this Section, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended. By written notice to the Pledgor, the Secured Party may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of the Secured Party.

24.           Waiver of Jury Trial. THE PLEDGOR AND THE SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE PLEDGOR AND THE SECURED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS OR HIS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

25.           Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. For the avoidance of doubt, if a party is required to deliver shares of stock to the other party, the value of those shares (determined at the Market Price) shall be used as part of the calculation to determine which party is awarded the most money for purposes of determining the prevailing party. Nothing herein shall restrict or impair an arbitrator’s or court’s power to award fees and expenses for frivolous or bad faith pleading.

26.           Cross Default; Cross Collateralization. A breach or default by the Pledgor of any covenant or other term or condition contained in this Agreement shall, at the option of the Secured Party, be considered a default under the Purchase Agreement and/or any other agreement between the Pledgor, or Company and the Secured Party. The Pledgor and the Secured Party agree that, to the extent necessary to give full effect to the provisions of this Section 26, Transaction Documents are hereby amended to reflect and incorporate the cross default attributes of the Transaction Documents.

27.           Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. Each party consents to and expressly agrees that venue for the arbitration of any dispute arising out of or relating to this Agreement or the relationship of the parties or their affiliates shall be exclusively in Salt Lake County or Utah County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with this Agreement, each party hereto hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state court sitting in Salt Lake County, Utah, (b) expressly submits to the venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

28.           Arbitration of Claims. The parties hereto hereby incorporate by this reference the arbitration provisions set forth as an exhibit to the Purchase Agreement (“Arbitration Provisions”). The parties shall submit all Claims (as defined in the Arbitration Provisions) arising under this Agreement or other agreements between the parties and their affiliates to binding arbitration pursuant to the Arbitration Provisions. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in the Purchase Agreement. By executing this Agreement, the Pledgor represents, warrants and covenants that the Pledgor has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that the Pledgor will not take a position contrary to the foregoing representations. The Pledgor acknowledges and agrees that Secured Party may rely upon the foregoing representations and covenants of Pledgor regarding the Arbitration Provisions.

29.           Recitals. The recitals of this Agreement are contractual in nature and are hereby agreed to and incorporated into this Agreement.

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IN WITNESS WHEREOF, the Pledgor and the Secured Party have made this Agreement effective as of the date first written above.

PLEDGOR:

CW Navigation, Inc.

By: /s/ Christopher M. Watts

Printed Name: Christopher M. Watts

Title: President

SECURED PARTY:

Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By: /s/ John M. Fife
John M. Fife, President

[Signature page to Stock Pledge Agreement]

SCHEDULE 1

Pledged Shares – 2,100,000 shares of Common Stock of Hydrocarb Energy Corporation held by CW Navigation, Inc. and evidenced by the following stock certificates:

Share Amount: 100,000

Certificate Number: 1031

Jurisdiction of Organization: Nevada

Date Issued:  March 5, 2015 (originally issued as part of Certificate #1009 on December 4, 2013)

Share Amount: 500,000

Certificate Number: 1032

Jurisdiction of Organization: Nevada

Date Issued:  March 5, 2015 (originally issued as part of Certificate #1009 on December 4, 2013)

Share Amount: 500,000

Certificate Number: 1033

Jurisdiction of Organization: Nevada

Date Issued:  March 5, 2015 (originally issued as part of Certificate #1009 on December 4, 2013)

Share Amount: 500,000

Certificate Number: 1035

Jurisdiction of Organization: Nevada

Date Issued:  March 16, 2015 (originally issued as part of Certificate #1009 on December 4, 2013)

Share Amount: 500,000

Certificate Number: 1040

Jurisdiction of Organization: Nevada

Date Issued:  March 20, 2015 (originally issued as part of Certificate #1009 on December 4, 2013)